Exhibit 99.1
ACM Research Reports Second Quarter 2026 Results
FREMONT, Calif., August 07, 2026 (Globe Newswire) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today reported financial results for its second quarter ended June 30, 2026.

“We delivered a strong second quarter, with revenue and shipments both increasing 36% year over year,” said Dr. David Wang, President and Chief Executive Officer of ACM. “Revenue growth was led by the ECP and advanced packaging categories, which grew 168% and 153%, respectively, reflecting the growing contribution of our broader product portfolio. During the quarter, we shipped our 2,000th ECP chamber, an important milestone that demonstrates the increasing adoption of our ECP technology in high-volume manufacturing of logic, memory and 3D packaging. We also delivered good profitability, and ended the quarter with $1.0 billion in net cash, providing significant financial strength to support our long-term growth strategy.”

Dr. Wang continued, “Customer demand as demonstrated by increased order activity provides us with good visibility for the remainder of 2026. We see 2026 as a ‘Big Year’ for new products as we proceed with customer evaluations and product ramps across multiple platforms, including SPM Cleaning, Track, PECVD and horizontal panel-level plating for advanced packaging. At the same time, we are expanding engagement with global customers and making solid progress at our Oregon facility. We are raising our full-year 2026 revenue outlook for 25% to 30% growth. We remain confident in our ability to outgrow the market through new product cycles, market share gains and increasing contributions from global markets as we execute toward our long-term revenue target of $4 billion.”

	Three Months Ended June 30
	GAAP		Non-GAAP(1)
	2026	2025	2026	2025
	(dollars in thousands, except EPS)
Revenue	$292,919	$215,372	$292,919	$215,372
Gross margin	46.0%	48.5%	46.0%	48.7%
Income from operations	$49,743	$31,694	$56,326	$41,464
Net income attributable to ACM Research, Inc.	$88,984	$29,760	$44,516	$37,316
Basic EPS	$1.31	$0.47	$0.66	$0.58
Diluted EPS	$1.23	$0.44	$0.61	$0.55

	Six Months Ended June 30
	GAAP		Non-GAAP(1)
	2026	2025	2026	2025
	(dollars in thousands, except EPS)
Revenue	$524,182	$387,719	$524,182	$387,719
Gross margin	46.1%	48.2%	46.2%	48.5%
Income from operations	$85,920	$57,471	$98,124	$77,058
Net income attributable to ACM Research, Inc.	$106,291	$50,140	$68,484	$68,395
Basic EPS	$1.59	$0.79	$1.02	$1.08
Diluted EPS	$1.49	$0.74	$0.96	$1.01
(1)Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain on short-term investments and its impact to net income attributable to non-controlling interests.

Exhibit 99.1
Outlook

ACM has raised its revenue guidance range to $1.125 billion to $1.175 billion for fiscal year 2026, from the prior range of $1.08 billion to $1.175 billion. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.
Operating Highlights and Recent Announcements
•Shipments. Total shipments in the second quarter of 2026 were $281.5 million, up 36.4% when compared to the second quarter of 2025. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.
•Shipment of the 2,000th Electroplating Chamber. ACM shipped its 2,000th electroplating chamber, following shipment milestones of 500 chambers in 2022 and 1,500 chambers in 2025. The achievement underscores the continued commercial expansion and growing market recognition of ACM's electroplating solutions.
•Presented Proprietary High-Temperature SPM Cleaning Technology at SPCC 2026. ACM presented its proprietary high-temperature SPM cleaning technology at the Surface Preparation and Cleaning Conference (SPCC) 2026, showcasing particle performance of fewer than 15 particles at 15nm without requiring periodic DI water chamber cleaning. The technology is designed to improve yield and lower maintenance requirements for advanced GAA logic, DRAM and HBM applications.
•Expansion of the Ultra C Tahoe Wet Processing Platform. ACM has expanded its Ultra C Tahoe system into a multi-process wet processing platform, by adding advanced wet etch and monitor wafer reclaim applications for logic and memory manufacturing. The expanded platform has been adopted by leading semiconductor manufacturers, and the Tahoe Recycle application is running in volume production at customer facilities. This expanded Tahoe platform demonstrates the versatility of our hybrid architecture and its scalability for advanced semiconductor manufacturing. ACM will continue to drive world-class process performance and integrating environmental benefits into product development to help make advanced semiconductor manufacturing more efficient and sustainable.
•Received Orders for the Ultra ECP ap-p Tool. ACM received the first production order for one 510 × 515 mm Ultra ECP ap-p tool from an existing advanced packaging customer in mainland China, with delivery scheduled for the first half of 2027. ACM also received an evaluation order for one 310 × 310 mm tool from a new leading panel-manufacturer customer based in Asia, with delivery scheduled for the fourth quarter of 2026.
•Second Quarter 2026 Financial Summary
Unless otherwise noted, the following figures refer to the second quarter of 2026 and comparisons are with the second quarter of 2025.
•Revenue was $292.9 million, up 36.0%, primarily driven by higher sales of ECP (front-end and packaging), furnace and other technologies, and advanced packaging (excluding ECP), services & spares, partially offset by lower sales of single-wafer cleaning, Tahoe and semi-critical cleaning tools.
•Gross margin was 46.0% versus 48.5%. Non-GAAP gross margin, which excludes stock-based compensation, was 46.0% versus 48.7%. Gross margin was above the mid-point of ACM’s long-term business model target range of 42% to 48%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.
•Operating expenses were $84.9 million, an increase of 16.6%. Operating expenses as a percentage of revenue decreased to 29.0% from 33.8%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $78.5 million, up 23.9%. Non-GAAP operating expenses as a percentage of revenue decreased to 26.8% from 29.4%.
•Operating income was $49.7 million, compared to $31.7 million. Operating margin was 17.0% compared to 14.7%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $56.3 million, compared to

Exhibit 99.1
$41.5 million. Non-GAAP operating margin, which excludes stock-based compensation, was 19.2% compared to 19.3%.
•Unrealized gain on short-term investments was $69.6 million, compared to an unrealized gain of $2.7 million. Unrealized gain reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.
•Income tax expense was $13.5 million, compared to $1.9 million. The change in tax expense primarily resulted from the tax effect of an increase in operating profit for the period.
•Net income attributable to ACM Research, Inc. was $89.0 million, compared to $29.8 million. Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $44.5 million, compared to $37.3 million.
•Net income per diluted share attributable to ACM Research, Inc. was $1.23, compared to $0.44. Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized gain on short-term investments, was $0.61, compared to $0.55.
•Cash and cash equivalents, plus restricted cash and short-term time deposits were $1.36 billion at June 30, 2026, compared to $1.25 billion at March 31, 2026. Net cash, which excludes short-term and long-term borrowings, was $1.0 billion at June 30, 2026, compared to $924.2 million at March 31, 2026.
Conference Call Details

A conference call to discuss results will be held on Friday, August 7, 2026, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.

Online Registration: https://register-conf.media-server.com/register/BIc282607074af4b0895b2ed37fb7d0eb9
Participants who have not pre-registered may join the webcast by accessing the link at ir.acmr.com/news-events/events.
A live and archived webcast will be available on the Investors section of the ACM website at www.acmr.com.
Use of Non-GAAP Financial Measures
ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”
ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.
While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information

Exhibit 99.1
and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.
Forward-Looking Statements
Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.
About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmr.com.
© ACM Research, Inc. Ultra C and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.
For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360) 808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

Exhibit 99.1
ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	June 30, 2026	December 31, 2025
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$969,229	$757,373
Restricted cash	21,358	8,589
Short-term time deposits	365,055	366,591
Short-term investments	105,091	35,524
Accounts receivables, net	538,389	504,250
Other receivables	66,820	48,655
Inventories, net	783,119	702,631
Advances to related parties	163	2,500
Prepaid expenses and other current assets	25,554	10,567
Total current assets	2,874,778	2,436,680
Property, plant and equipment, net	384,593	314,830
Operating lease right-of-use assets, net	16,634	17,925
Intangible assets, net	2,516	2,847
Deferred tax assets	25,904	29,389
Long-term investments	89,249	66,035
Other long-term assets	5,564	4,479
Total assets	$3,399,238	$2,872,185
Liabilities and Equity
Current liabilities:
Short-term borrowings	$107,218	$74,041
Current portion of long-term borrowings	40,787	35,082
Related parties accounts payable	29,799	32,060
Accounts payable	220,601	215,440
Advances from customers	165,566	187,809
Deferred revenue	15,908	17,388
Income taxes payable	3,626	991
FIN-48 payable	28,908	27,719
Other payables and accrued expenses	168,944	150,396
Current portion of operating lease liability	4,907	4,786
Total current liabilities	786,264	745,712
Long-term borrowings	192,904	178,930
Long-term operating lease liability	3,503	5,069
Other long-term liabilities	11,444	11,965
Total liabilities	994,115	941,676
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	1,361,841	1,115,504
Retained earnings	456,719	350,428
Statutory surplus reserve	34,164	34,164
Accumulated other comprehensive loss	7,423	(35,740)
Total ACM Research, Inc. stockholders’ equity	1,860,154	1,464,363
Non-controlling interests	544,969	466,146
Total equity	2,405,123	1,930,509
Total liabilities and equity	$3,399,238	$2,872,185

Exhibit 99.1
ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
	( In thousands, except share and per share data)
Revenue	$292,919	$215,372	$524,182	$387,719
Cost of revenue	158,301	110,911	282,326	200,708
Gross profit	134,618	104,461	241,856	187,011
Operating expenses:
Sales and marketing	23,778	22,102	44,466	38,445
Research and development	42,254	33,817	78,803	61,320
General and administrative	18,843	16,848	32,667	29,775
Total operating expenses	84,875	72,767	155,936	129,540
Income from operations	49,743	31,694	85,920	57,471
Interest income	7,142	4,013	11,861	7,352
Interest expense	(2,059)	(1,757)	(3,992)	(3,315)
Realized gain on short-term investments	-	54	-	54
Unrealized gain on short-term investments	69,592	2,730	68,186	1,648
Other expense, net	(9,793)	(346)	(19,093)	(608)
Income from equity method investments	21,097	1,773	22,846	2,725
Income before income taxes	135,722	38,161	165,728	65,327
Income tax expense	(13,472)	(1,891)	(17,243)	(4,044)
Net income	122,250	36,270	148,485	61,283
Less: Net income attributable to non-controlling interests	33,266	6,510	42,194	11,143
Net income attributable to ACM Research, Inc.	$88,984	$29,760	$106,291	$50,140
Comprehensive income:
Net income	122,250	36,270	148,485	61,283
Foreign currency translation adjustment, net of tax of nil	30,141	3,905	57,938	5,655
Comprehensive Income	153,066	40,175	207,098	66,938
Less: Comprehensive income attributable to non-controlling interests	41,477	7,250	57,644	12,207
Comprehensive income attributable to ACM Research, Inc.	$111,589	$32,925	$149,454	$54,731

Net income attributable to ACM Research, Inc. per common share:
Basic	$1.31	$0.47	$1.59	$0.79
Diluted	$1.23	$0.44	$1.49	$0.74

Weighted average common shares outstanding used in computing per share amounts:
Basic	67,890,917	63,968,763	66,853,350	63,620,235
Diluted	71,838,908	67,464,856	70,678,872	67,138,338

Exhibit 99.1
ACM RESEARCH, INC.
Total Revenue by Product Category

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(Unaudited)
	($ in thousand)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$132,978	$154,961	$255,460	$284,530
ECP (front-end and packaging), furnace and other technologies	128,546	48,016	212,785	75,646
Advanced packaging (excluding ECP), services & spares	31,395	12,395	55,937	27,543
Total Revenue By Product Category	$292,919	$215,372	$524,182	$387,719

Exhibit 99.1
ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

Exhibit 99.1

	Three Months Ended June 30,
	2026				2025
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$292,919	$-	$-	$292,919	$215,372	$-	$-	$215,372
Cost of revenue	(158,301)	(177)	-	(158,124)	(110,911)	(356)	-	(110,555)
Gross profit	134,618	(177)	-	134,795	104,461	(356)	-	104,817
Gross margin	46.0%	0.1%	-	46.0%	48.5%	0.2%	-	48.7%
Operating expenses:
Sales and marketing	(23,778)	(1,330)	-	(22,448)	(22,102)	(2,096)	-	(20,006)
Research and development	(42,254)	(1,532)	-	(40,722)	(33,817)	(2,580)	-	(31,237)
General and administrative	(18,843)	(3,544)	-	(15,299)	(16,848)	(4,738)	-	(12,110)
Total operating expenses	(84,875)	(6,406)	-	(78,469)	(72,767)	(9,414)	-	(63,353)
Income (loss) from operations	49,743	(6,583)	-	56,326	31,694	(9,770)	-	41,464
Unrealized gain on short-term investments	69,592	-	69,592	-	2,730	-	2,730	-
Less: Net income attributable to non-controlling interests	33,266	-	(18,541)	14,725	6,510	-	(516)	5,994
Net income (loss) attributable to ACM Research, Inc.	$88,984	$(6,583)	$51,051	$44,516	$29,760	$(9,770)	$2,214	$37,316
Basic EPS	$1.31			$0.66	$0.47			$0.58
Diluted EPS	$1.23			$0.61	$0.44			$0.55

	Six Months Ended June 30,
	2026				2025
	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)	Actual (GAAP)	SBC	Other non- operating adjustments	Adjusted (Non-GAAP)
	(In thousands)
Revenue	$524,182	$-	$-	$524,182	$387,719	$-	$-	$387,719
Cost of revenue	(282,326)	(525)	-	(281,801)	(200,708)	(885)	-	(199,823)
Gross profit	241,856	(525)	-	242,381	187,011	(885)	-	187,896
Gross margin	46.1%	0.1%	-	46.2%	48.2%	0.2%	-	48.5%
Operating expenses:
Sales and marketing	(44,466)	(2,822)	-	(41,644)	(38,445)	(4,253)	-	(34,192)
Research and development	(78,803)	(3,374)	-	(75,429)	(61,320)	(5,355)	-	(55,965)
General and administrative	(32,667)	(5,483)	-	(27,184)	(29,775)	(9,094)	-	(20,681)
Total operating expenses	(155,936)	(11,679)	-	(144,257)	(129,540)	(18,702)	-	(110,838)
Income (loss) from operations	85,920	(12,204)	-	98,124	57,471	(19,587)	-	77,058
Unrealized gain on short-term investments	68,186	-	68,186	-	1,648	-	1,648	-
Less: Net income attributable to non-controlling interests	42,194	-	(18,175)	24,019	11,143	-	(316)	10,827
Net income (loss) attributable to ACM Research, Inc.	$106,291	$(12,204)	$50,011	$68,484	$50,140	$(19,587)	$1,332	$68,395
Basic EPS	$1.59			$1.02	$0.79			$1.08
Diluted EPS	$1.49			$0.96	$0.74			$1.01